UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2005

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MICROTEK MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Georgia	0-24866	58-1746149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 Deerfield Parkway, Suite 300, Alpharetta, Georgia 30004
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 896-4400

512 Lehmberg Road, Columbus, Mississippi 39702
(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 3, 2005, Microtek Medical Holdings, Inc. and Barbara J. Osborne, Executive Vice President of Sales and Marketing of the Company, agreed to terminate the latter’s employment with the Company effective immediately, and the Company offered to enter into a separation and release agreement (the “Severance Agreement”) with Ms. Osborne pursuant to the terms of Ms. Osborne’s Employment Agreement with the Company. The Severance Agreement provides that Ms. Osborne shall receive as severance her annual base salary of $175,000 (payable at Ms. Osborne’s election either in a discounted lump sum or over 12 months) and the Company shall maintain in full force and effect at the cost of the Company for the continued benefit of Ms. Osborne and her dependents until the first anniversary of the date of termination of employment (or, if earlier, upon the commencement date of equivalent benefits from a new employer) the Company’s health and dental insurance benefits.

Item 1.02   Termination of a Material Definitive Agreement.

See Item 1.01.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTEK MEDICAL HOLDINGS, INC.

Date: March 9, 2005	By: /s/ Dan R. Lee
Dan R. Lee, Chairman, President and Chief Executive Officer